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         ALLIANCE MORTGAGE SECURITIES INCOME FUND, INC.

                     ARTICLES OF RESTATEMENT


         ALLIANCE MORTGAGE SECURITIES INCOME FUND, INC., a

Maryland corporation, having its principal office in the city of

Baltimore (hereinafter called the "Corporation"), hereby

certifies to the State Department of Assessments and Taxation of

Maryland, that:

         I.   The Corporation desires to restate its Charter as

currently in effect.

         II.  The Charter as restated is as follows:

         "FIRST:   (1)  The name of the incorporator is
J. Hamilton Crawford, Jr.

                   (2) The incorporator's post office address is 140 Broadway, New York, New York 10005.

                   (3)  The incorporator is over eighteen years
of age.

                   (4)  The incorporator is forming the
corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

         SECOND:   The name of the corporation (hereinafter
called the "Corporation") is Alliance Mortgage Securities Income
Fund, Inc.

         THIRD:    The purposes for which the Corporation is
formed are:

              (a)  to conduct, operate and carry on the
         business of an investment company;

              (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of notes, bills, bonds, debentures and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness issued or guaranteed as to principal and interest the United



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         States Government, or any agency or instrumentality
         thereof, any State or local government, or any agency or instrumentality thereof, or any other securities of any kind issued by any corporation or other issuer organized under the laws of the United States or any State, territory or possession thereof or any foreign country or any subdivision thereof or otherwise, to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the Corporation or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said investments;

              (c) to conduct research and investigations in respect of securities, organizations, business and general business and financial conditions in the United States of America and elsewhere for the purpose of obtaining information pertinent to the investment and employment of the assets of the Corporation and to procure any or all of the foregoing to be done by others as independent contractors and to pay compensation therefor;

              (d)  to borrow money or otherwise obtain
         credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Corporation, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation;

              (e)  to issue, sell, distribute, repurchase,
         redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in, shares of stock of the Corporation, including shares of stock of the Corporation in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of stock of the Corporation, any funds or property of the Corporation, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation;



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              (f)  to conduct its business, promote its
         purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments;

              (g)  to carry out all or any part of the
         foregoing purposes or objects as principal or agent, or in conjunction with any other person, firm, association, corporation or other entity, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to the same extent and as fully as natural persons might or could do;

              (h)  to have and exercise all of the powers
         and privileges conferred by the laws of the State of Maryland upon corporations formed under the laws of such State; and

              (i)  to do any and all such further acts and
         things and to exercise any and all such further powers and privileges as may be necessary, incidental, relative, conducive, appropriate or desirable for the foregoing purposes.

         The enumeration herein of the objects and purposes of the Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by force of the laws of the State of Maryland now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

         FOURTH:   The post office address of the principal
office of the Corporation within the State of Maryland is 32 South Street, Baltimore, Maryland 21202 in care of The
Corporation Trust, Incorporated.

         The resident agent of the Corporation in the State of Maryland is The Corporation Trust, Incorporated, 32 South Street,
Baltimore, Maryland 21202.

         FIFTH:    (1)  The total number of shares of stock of
all classes which the Corporation shall have authority to issue is Three Hundred Million (300,000,000), all of which stock shall


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have a par value of one cent ($.01) per share.  The aggregate par value of all authorized shares of stock of the Corporation is Three Million Dollars ($3,000,000).

         (2)(a) The Board of Directors of the Corporation is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, and qualifications or terms and conditions of or rights to require redemption of the stock and, pursuant to such classification or reclassification, to increase or decrease the number of authorized shares of any class, but the number of shares of any class shall not be reduced by the Board of Directors below the number of shares thereof then outstanding.

         (b) Without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the stock of the Corporation, and with respect to each class that hereafter may be created, shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

         (c) Without limiting the generality of the foregoing, the Board of Directors may designate, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, as a class or classes or a number of series of preferred or special stock that is excluded from the definition of "senior security" set forth in Section 18(g) of the Investment Company Act of 1940, as amended (or in a successor statute), by virtue of Section 18(f)(2) of said Act (or a successor statute).

         (3) Until such time as the Board of Directors shall provide otherwise pursuant to the authority granted in section
(2) of this Article FIFTH, the Three Hundred Million (300,000,000) authorized shares of stock of the Corporation are designated as Common Stock. Shares of the Common Stock and the holders thereof, and shares of any class or series of the type referred to in the subsection (c) of the section (2) of this Article FIFTH and the holders thereof, shall be subject to the following provisions, provided, however, that if no shares of any class or series of the type referred to in subsection (c) of section (2) of this Article FIFTH are outstanding, the shares of the Common Stock and the holders thereof shall nevertheless be subject to the following provisions except to the extent that


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such provisions are by their terms applicable only when shares of two or more classes are outstanding.

              (a)  As more fully set forth hereafter, the
         assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately and, accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders, of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences hereafter set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.

              (b)  All consideration received by the
         Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that class.

              (c)  The assets belonging to a class of the
         Corporation's stock shall be charged with the liabilities of the Corporation with respect to that class and with that class' share of the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of that class (determined without regard to such liabilities) bears to the net asset value of all classes of the Corporation's stock (determined without regard to such liabilities) as determined in accordance with Article TENTH of these Articles of Incorporation. The determination of the Board of Directors shall


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         be conclusive as to the allocation of liabilities,
         including accrued expenses and reserves, and assets to a particular class or classes.

              (d) Each holder of stock of the Corporation, upon request to the Corporation (accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, if any certificates have been issued to represent such shares) shall be entitled to require the Corporation to redeem, to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland, all or any part of the shares of stock standing in the name of such holder on the books of the Corporation at a price per share equal to the net asset value per share computed in accordance with Article TENTH hereof.

              (e)(i)  The term "Minimum Amount" when used
         herein shall mean One Thousand Dollars ($1,000) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed Twenty-Five Thousand Dollars ($25,000). The Board of Directors may establish differing Minimum Amounts for each class of the Corporation's stock and for categories of holders of shares of any class of stock based on such criteria as the Board of Directors may deem appropriate.

              (ii) If the net asset value of the shares of a class of the Corporation's stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to shares of that class, or with respect to the category of holders, in which the stockholder is included, of shares of that class, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iv) of this subsection
         (e), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

              (iii)  The Corporation shall be entitled but
         not required to redeem shares of stock from any stockholder or stockholders, to the extent and at such times as the Board of Directors shall, in its absolute discretion, determine to be necessary or advisable to prevent the Corporation from qualifying as a "personal holding company", within


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         the meaning of the Internal Revenue Code of 1954,
         as amended from time to time. Notice shall be given in accordance with paragraph (iv) of this subsection (e).

              (iv)  The notice referred to in paragraphs
         (ii) and (iii) of this subsection (e) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by certified or registered mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (e) shall be an amount equal to the net asset value of such shares, computed in accordance with Article TENTH hereof.

              (f) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the holders of stock of the Corporation to redeem shares of stock and may postpone the right of such holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

              (g)  The right of any holder of stock of the
         Corporation redeemed by the Corporation as provided in subsections (d) or (e) of this section (3) to receive dividends thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the purchase or redemption price of such shares is determined, except the right of such holder to receive (i) the redemption price of such shares from the Corporation or its designated agent and (ii) any dividend or distribution to which such holder has previously become entitled as the record holder of such shares on the record date for such dividend or distribution. If shares of stock are redeemed by the Corporation pursuant to subsection (e) of this


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         section (3) and certificates representing the
         redeemed shares have been issued, the redemption price need not be paid by the Corporation until the certificates have been received by the Corporation or its agent duly endorsed for transfer.

              (h)  The Corporation shall be entitled to
         purchase shares of its stock, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the stockholder at a price not exceeding the net asset value per share computed in accordance with Article TENTH hereof.

              (i)  The net asset value of each share of a
         class of the Corporation's stock issued and sold or redeemed or purchased at net asset value shall be the net asset value per share of the shares of that class determined in accordance with Article TENTH hereof based on the assets belonging to that class less the liabilities charged to that class.

              (j) In the absence of any specification as to the purpose for which shares of stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be retired in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it. Until their classification is changed in accordance with section (2) of this Article FIFTH, all shares so redeemed or purchased shall continue to belong to the same class or series to which they belonged at the time of their redemption or purchase.

              (k)  Shares of each class of stock shall be
         entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class, provided that dividends or distributions shall be paid on shares of a class of stock only out of lawfully available assets belonging to that class.

              (l) For the purpose of allowing the net asset value per share of a class of the Corporation's stock to remain constant, the Corporation shall be


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         entitled to declare, pay and credit as dividends
         daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation allocated to that class. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of the class, to redeem pro rata from all the stockholders of record of shares of the class at the time of such redemption (in proportion to their respective holdings thereof) such number of outstanding shares of the class, or fractions thereof, as shall be required to permit the net asset value per share of the class to remain constant.

              (m)  In the event of the liquidation or
         dissolution of the Corporation, the stockholders of a class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net asset value of the respective classes and then distributed to the holders of stock of each class in proportion to the net asset value of the shares of that class held by the respective holders.

              (n) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each such share standing in his name on the books of the Corporation irrespective of the class thereof; provided, however, that to the extent class voting is required by the Investment Company Act of 1940 or regulations thereunder, as from time to time amended, or the laws of the State of Maryland as to any such matter, those requirements shall apply.



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              (o)  The Corporation may issue shares of stock
         in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

         (4) No holder of any shares of stock of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any such shares which the Corporation shall issue or propose to issue; and any and all of the shares of stock of the Corporation, whether now or hereafter authorized, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms as the Board of Directors in its discretion may determine, without first offering same, or any thereof, to any said holder.

         (5) All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as from time to time amended.

         SIXTH: One Hundred and Fifty million shares of the Corporation's Common Stock are hereby designated "Class B Common Stock." The shares of the Corporation's Common Stock not designated "Class B Common Stock," including all such shares previously issued and outstanding, are hereby reclassified as "Class A Common Stock." The assets belonging to the Class A Common Stock and the assets belonging to the Class B Common Stock shall be invested in the same investment portfolio of the Corporation. Shares of the Class A Common Stock and the Class B Common Stock shall be subject to all provisions of the Corporation's Charter hereof relating to stock of the Corporation generally and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, except as follows:

              (1)  The dividends and distributions of
         investment income and capital gains with respect to the Class B Common Stock shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from dividends and distributions of investment


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         income and capital gains with respect to the
         Class A Common Stock to reflect differing allocations of the expenses of the Corporation between the holders of the two classes and any resultant differences between the net asset value per share of the two classes, to such extent and for such purposes as the Board of Directors may deem appropriate.

              (2) The proceeds of the redemption of a share of the Class B Common Stock (including a fractional share) shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such share.

              (3)(a) The holders of the Class A Common Stock shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the Class A Common Stock and (ii) no voting rights with respect to provisions of any Plan applicable to the Class B Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the Class A Common Stock.

              (b) The holders of the Class B Common Stock shall have (i) exclusive voting rights with respect to provisions of any Plan applicable to the Class B Common Stock and (ii) no voting rights with respect to provisions of any Plan applicable to the Class A Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of Class B Common Stock.

              (4)(a) Each share of the Class B Common Stock, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Class A Common Stock on the date that is the first Corporation business day in the month following the month in which the eighth anniversary date of the date of issuance of the share falls (the "Conversion Date").

              (b)  Each share of Class B Common Stock
         purchased through the automatic reinvestment of a


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         dividend or a distribution with respect to the
         Class B Common Stock shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Class A Common Stock. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (4)(a) hereof bears to the total number of shares of the Class B Common Stock of the holder on the Conversion Date (immediately prior to conversion) not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Common Stock.

              (c)  The number of shares of the Class A
         Common Stock into which a share of the Class B Common Stock is converted pursuant to paragraphs
         (4)(a) and (4)(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemptions thereof on the Conversion Date by the net asset value per share of the Class A Common Stock for purposes of sales and redemptions thereof on the Conversion Date.

              (d) On the Conversion Date, the shares of the Class B Common Stock converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Class A Common Stock into which the shares of Class B Common Stock have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates representing shares of the Class A Common Stock resulting from the conversion need not be issued until certificates representing shares of the Class B Common Stock converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.


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         SEVENTH:  The number of directors shall never be less
than the number prescribed by the General Corporation Law of the State of Maryland and shall never be more than twenty.

         EIGHTH:   The following provisions are inserted for the
purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

              (a)  The business and affairs of the
         Corporation shall be managed under the direction of the Board of Directors which shall have and may exercise all powers of the Corporation except those powers which are by law, by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have power:

                 (i)  to make, alter and repeal by-laws of
              the Corporation;

                (ii)  to issue and sell, from time to time,
              shares of any class of the Corporation's stock in such amounts and on such terms and conditions, and for such amount and kind of consideration, as the Board of Directors shall determine;

               (iii)  from time to time to set apart out of
              any assets of the Corporation otherwise
              available for dividends a reserve or reserves for working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said Board of Directors may deem to be in the best interests of the Corporation; and to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation; and

                (iv)  from time to time to determine to what
              extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as


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              conferred by the laws of the State of the
              State of Maryland unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation.

              (b)  Notwithstanding any provision of the
         General Corporation Law of the State of Maryland requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

              (c) The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

              (d) Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or


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

         fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, purchase or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

              (e)  Except to the extent prohibited by the
         Investment Company Act of 1940, as amended, or rules, regulations or orders thereunder promulgated by the Securities and Exchange Commission or any successor thereto or by the By-Laws of the Corporation, a director, officer or employee of the Corporation shall not be disqualified by his position from dealing or contracting with the Corporation, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director, officer or any firm of which any director, officer or employee is a member or any corporation of which any director, officer or employee is a stockholder, officer or director, is in any way interested in such transaction or contract; provided that in case a director, or a firm or corporation of which a director is a member, stockholder, officer or director, is so interested, such fact shall be disclosed to or shall have been known by the Board of Directors or a majority thereof; and any director of the Corporation who is so interested, or who is a member, stockholder, officer or director of such firm or corporation, may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors of the Corporation which shall authorize any such transaction or contract, with like force and effect as if he were not such director, or member, stockholder, officer or director of such firm or corporation.

              (f)  Specifically and without limitation of
         subsection (e) of this Article EIGHTH but subject to the exception therein prescribed, the Corporation may enter into management or advisory, underwriting, distribution and administration contracts and other contracts, and may otherwise do business, with Alliance Capital Management Corporation, and any parent, subsidiary or affiliate of such firm or any affiliate of any such affiliate, or the stockholders, directors, officers and employees thereof, and may deal freely with one another notwithstanding that the Board of Directors of the Corporation may be composed in part of directors, officers or employees of such firm and/or its parents, subsidiaries or affiliates and that officers of the Corporation may have been, be or become directors, officers, or employees of such firm and/or its parents, subsidiaries or affil-iates, and neither such management or advisory, underwriting, distribution or administration contracts nor any other contract or transaction between the Corporation and such firm and/or its parents, subsidiaries or affiliates shall be invalidated or in any way affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any person for any loss incurred by it or him under or by reason of such contract or transaction; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contract or transaction shall have been on terms that were not unfair to the Corporation at the time at which it was entered into.

         NINTH:    To the maximum extent permitted by the General
Corporation Law of the State of Maryland as from time to time amended, the Corporation shall indemnify its currently acting and its former directors and officers and those persons who, at request of the Corporation, serve or have served another corporation, partnership, joint venture, trust or enterprise in one or more of such capacities.

         TENTH:    For the purposes of the computation of net
asset value referred to in these Articles of Incorporation, the following rules shall apply:

              (a)  The net asset value of each share of a
         class of the Corporation's stock issued or sold at its net asset value shall be the net asset value per share of that class next determined, as provided in subsection (d) of this Article TENTH, following acceptance by the Corporation of the purchase order, subscription or other agreement with respect to the issue or sale of such share.

              (b)  The net asset value of each share of a
         class of the Corporation's stock redeemed by the Corporation at the request of its holder shall be the net asset value per share of that class next determined, as provided in subsection (d) of this Article TENTH, following the time the Corporation receives a request for redemption of such share in good order with all appropriate documentation, including stock certificates, if any, duly endorsed for transfer.

              (c)  The net asset value of each share of a
         class of the Corporation's stock purchased or redeemed by it otherwise than upon request for redemption by the holder of the share shall be
         (i) the net asset value per share of that class of the Corporation's stock next determined, as provided in subsection (d) of this Article TENTH, following the Corporation's determination or agreement to purchase or redeem such share, the expiration of any notice period and fulfillment of any other conditions precedent to such purchase or redemption, or (ii) such lower price per share as may be specified in the agreement, if any, with the stockholder for the purchase or redemption of his shares.

              (d) The net asset value of a share of a class of the Corporation's stock as at the time of a particular determination shall be the quotient obtained by dividing the value at such time of the net assets of that class (i.e., the value of the assets belonging to that class less the liabilities charged to that class exclusive of capital stock and surplus) by the total number of shares of that class outstanding at such time, all determined and computed as provided in the Corporation's By-Laws or by or pursuant to the direction of the Board of Directors. The net asset value of a share of the Class A Common Stock and the net asset value of a share of the Class B Common Stock shall be separately computed, and may vary from one another.

         The allocation of investment income or capital gains and expenses and liabilities of the Corporation between the Class A Common Stock and the Class B Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order dated January 8, 1990 (Investment Company Act of 1940 Release No. 17295) issued by the Securities and Exchange Commission in connection with the application for exemption filed by Alliance Capital Management L.P., et al., and any amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supercedes such order.

              (e)  The Corporation shall determine the net
         asset value per share of a class of its stock on such days and at such times as may be determined by the Board of Directors subject to any applicable rules and regulations of the Securities and Exchange Commission or any successor thereto.

              (f)  The Corporation may suspend the
         determination of the net asset value of a class of its stock during any period when it may suspend the right of the holders of shares of that class to require the Corporation to redeem their shares.

         ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in any amendment hereto in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in these articles, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation."

         III. The provisions set forth in these Articles of

Restatement constitute all of the provisions of the Charter of the Corporation currently in effect.

         IV.  The restatement of the Charter of the Corporation

has been approved by a majority of the entire board of directors.

The Corporation has eight directors currently in office.  These directors are Ruth Block, John D. Carifa, David H. Dievler,

James R. Greene, James M. Hester, Clifford L. Michel, Eugene F.

O'Neil and Robert C. White.

         V.   The Charter is not amended by these Articles of

Restatement.

         VI.  The current address of the principal office of the

Corporation and the name and address of the current resident agent of the Corporation are as set forth in the Charter as

reported.

         IN WITNESS WHEREOF, Alliance Mortgage Securities Income

Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary

on March   , 1992.


                             ALLIANCE MORTGAGE SECURITIES
                              INCOME FUND, INC.


                             By: /s/ Wayne D. Lyski
                                 ________________________
                                 Wayne D. Lyski
                                 Vice President



Attested:


/s/ Edmund P. Bergan, Jr.
_________________________
Secretary

         THE UNDERSIGNED, a Vice President of Alliance Mortgage Securities Income Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Restatement, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, all matters and facts set forth therein with respect to the approval thereof of said Articles of Restatement are true in all material respects, under the penalties of perjury.


                             /s/ Wayne D. Lyski
                             ________________________
                             Wayne D. Lyski
                             Vice President





































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